Exhibit 99.1

PRESS RELEASE

INX Announces Expansion of its Board of Directors and Nomination of Director Nominees Including Three New Independent Directors

DALLAS--(BUSINESS WIRE) June 6, 2011--INX Inc. (NASDAQ: INXI; the “Company”; or “INX”) today announced that its Board of Directors has expanded the size of its Board of Directors, and has nominated the slate of directors that will stand for election to the Board of Directors at the 2011 Annual Stockholders Meeting, which the Company anticipates holding in mid-July.

EXPANSION OF SIZE OF THE BOARD OF DIRECTORS:

The Company announced that its Board of Directors has expanded the number of board seats from four to eight and upon the recommendation of the Nominating Committee of the Board of Directors has nominated the slate of eight directors to stand for election at the 2011 Annual Stockholders meeting.

DIRECTOR NOMINEES:

The Nominating Committee of the Company’s Board of Directors has nominated for re-election all four of the current board members, including:

•
James H. Long  -  Mr. Long, age 52, is the Company’s founder, Executive Chairman and Chairman of the Board of Directors, and the Company’s largest shareholder with a beneficial ownership of approximately 20.2% of the Company’s outstanding shares.  He has served on the board of directors since founding the Company in 1983.

•
Donald L. Chadwick  -  Mr. Chadwick, age 67, is an independent director and has served as a director of the Company since 1996, and currently serves as the chair of the Nominating Committee of the Board of Directors.  He served as the Company’s Chief Financial Officer from 1992 until his retirement in 1999.

•
John B. Cartwright, CPA  -  Mr. Cartwright, age 64, is an independent director and has served as a director of the Company since 2001, and currently serves as the chair of the Compensation Committee of the Board of Directors.

•
Cary M. Grossman, CPA  -  Mr. Grossman, age 57, is an independent director and has served as a director of the Company since December 2004, and currently serves as the chair of the Audit Committee of the Board of Directors.

To fill the four newly created board seats, the Nominating Committee has nominated the following individuals:

•
Mark T. Hilz  -  Mr. Hilz, age 52, is the Company’s President and Chief Executive Officer.  Mr. Hilz has served as the President and Chief Executive Officer of the Company since November 2010 and as its President and Chief Operating Officer since 2005.  Prior to his executive officer roles with the Company, Mr. Hilz served since 2000 as the President and CEO of Internetwork Experts, Inc., the Company’s subsidiary that was merged into and with the Company in 2005.  His prior experience includes serving as President and CEO of PC Service Source, a NASDAQ-listed technology service logistics company.

•
William M. Sams  -  Mr. Sams, age 73,  began his investment career in 1966 as a portfolio manager at Crown Western Mutual Funds.  In 1969, he was recruited by First Pacific Advisors, Inc. to become one of six co-managers of its Enterprise Fund.  He began a ten year stint as manager of the Pace Fund in 1971. In 1981 he became President and Chief Investment Officer of FPA Paramount Fund serving until his departure in 2000.  Among his professional accomplishments, he was a member of Forbes Honor Roll in 1994.  Lipper Analytical Services ranked the FPA Paramount Fund first among 81 funds tracked for the 15 year period ended 1996.  Also, according to Lipper Analytical Services, FPA Paramount Fund ranked second among 123 growth-and-income funds for the ten year period ended 1996. Morningstar, Inc. ranked FPA Paramount first among all growth-and-income funds in its universe from 1981 through 1997.  He is currently a Managing Partner and Principal of the Marlin Sams Fund, LP.  He presently serves on the board of directors of America’s Car-Mart, Inc. (NASDAQ: CRMT) and Unifi, Inc. (NYSE: UFI).  He is presently the second largest shareholder of the Company, with a beneficial ownership of approximately 8.7% of the Company’s outstanding shares.

•
Tilman J. Falgout, III  -  Mr. Falgout, age 61, is currently the Chairman of the board of directors of America’s Car-Mart (NASDAQ: CRMT), a position he has held since 2004, and has been a director of that company since 1992.  He served as the CEO of America’s Car-Mart from 2002 until 2007 after serving in various capacities, Executive Vice President and General Counsel since 1995.  During his tenure at America’s Car-Mart, the company has successfully grown from less than 40 to over 100 dealerships in eight states.  Prior to joining America’s Car-Mart, Mr. Falgout practiced corporate and securities law at Stumpf & Falgout, where he was a founder and managing partner of the firm.

•
Robert D. Repass, CPA  -   Mr. Repass, age 50, is currently a partner with Maxwell, Locke & Ritter, a privately held business services consulting and professional services firm.  He started his career in public accounting with Price Waterhouse (now PwC) in 1982, where his most recent position was as managing partner of the Austin, Texas office, an office focused on the technology and venture capital markets, from 1997 to 2000.  He also served as the Southwest Region Managing Partner and Practice Leader - Technology, Information, Communications and Entertainment.  He was a partner with TL Ventures, an Austin, Texas-based technology-focused venture capital investment firm with over $1.5 billion under management, in 2000 and 2001.  He served as Chief Financial Officer for Motion Computing, Inc., a rapidly growing venture capital-backed ultra-mobile computing devices company between 2002 until 2009.  He has served as a director and as the audit committee chair for numerous public and private company, as well as non-profit organizations.  He formerly served as the chair of the audit committee of Bindview Development (NASDAQ: BVEW) from 2003 to 2006 when it was acquired by Symantec Corporation.  He currently serves as the audit committee chair for Multimedia Games, Inc. (NASDAQ: MGAM), a software and systems company.  He has also served on the boards of numerous civic organizations.

Commenting on the expansion of the Company’s Board of Directors, James Long, the Company’s Executive Chairman and Chairman of the Board of Directors, said “INX has grown tremendously over the past five years and we are looking forward to further growth opportunities.  I am pleased to announce that the Company’s Nominating Committee has nominated Mark Hilz, an individual that has been critical to our success, to the Board of Directors.  I am also pleased to be able to announce that three outstanding individuals that bring a wealth of important knowledge and experience to the INX Board of Directors have been nominated and have agreed, if elected, to join our Board as independent board members.  Bill Sams is a very successful investor who brings his many years of evaluating public company performance both as an outside investor and as a board member.  Skip Falgout brings his recent experience growing and operating a very successful publicly traded company, and substantial business legal experience. Rob Repass brings a broad array of experience, including deep audit and accounting experience within the technology industry, finance experience, experience as a chief financial officer of operating companies, and experiences gained from serving in a governance capacity with numerous organizations.  Together, our director nominees have a depth of knowledge and experience that I am confident will help successfully guide INX’s future and increase shareholder value.”

ABOUT INX INC.:

INX Inc. (NASDAQ: INXI) is a leading U.S. provider of IP communications and data center solutions for enterprise organizations. INX offers a suite of advanced technology solutions focused around the entire life-cycle of enterprise IP network communications and data center infrastructure. Solutions are centered on the design, implementation and support of network infrastructure, including routing and switching, wireless, security, unified communications, and data center solutions such as storage and server virtualization. Customers include enterprise organizations such as corporations, healthcare organizations, educational institutions, and federal, state and local governmental agencies. Because of its focus, expertise and experience implementing and supporting advanced technology solutions for enterprises, INX believes it is well positioned to deliver superior solutions and services to its customers. Additional information about INX can be found on the Web at www.INXI.com.

CONTACT:

INX Inc.
   James Long
   Executive Chairman and Chairman of the Board of Directors
   713-795-2000
   Jim.Long@INXI.com

Hayden IR:
   Brett Maas
   (646) 536-7331
   Brett@Haydenir.com